UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

Croe, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 8, 2017, Croe, Inc., a Utah corporation (the “Company”) issued 437,488 shares of common stock, par value $0.001 per share (“Common Stock”), at a per share purchase price of $2.00 for aggregate proceeds of $874,975, to eleven (11) accredited investors, in connection with the closing of a private placement pursuant to the terms of a Securities Purchase Agreement, by and among the Company and the purchasers thereunder (the “First Securities Purchase Agreement”).

On September 20, 2017, the Company issued 62,500 shares of Common Stock at a per share purchase price of $2.00, payable in digital currency equal to aggregate proceeds of approximately $125,000, to two (2) accredited investors, in connection with the closing of a private placement pursuant to the terms of a Securities Purchase Agreement, by and among the Company and the purchasers thereunder (the “Second Securities Purchase Agreement”).

On September 25, 2017, the Company issued (i) 672,500 shares of Common Stock at a per share purchase price of $2.00, and (ii) three-year stock purchase warrants (the “Warrants”) to purchase an aggregate of 168,125 shares of Common Stock at an exercise price of $2.00 per share, for aggregate proceeds of $1,345,000, to nine (9) accredited investors, in connection with the closing of a private placement pursuant to the terms of a Securities Purchase Agreement, by and among the Company and the purchasers thereunder (the “Third Securities Purchase Agreement”, and together with the First Securities Purchase Agreement and the Second Securities Purchase Agreement, the “Securities Purchase Agreements”), and the Warrants issued by the Company.

The Common Stock and Warrants (collectively, the “Securities”) were issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of the Securities qualified for an exemption under Rule 506 of Regulation D, the Company relied on the following facts: (i) all of the purchasers of the Securities were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, and (ii) the Company did not use any form of general solicitation or advertising to offer the Shares.

The foregoing summary of the transactions contemplated by the Securities Purchase Agreements and the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreements and the Warrants, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of First Securities Purchase Agreement by and between the Company and each purchaser thereunder
10.2	Form of Second Securities Purchase Agreement by and between the Company and each purchaser thereunder
10.3	Form of Third Securities Purchase Agreement by and between the Company and each purchaser thereunder
10.4	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROE, INC.
Date: September 29, 2017
	By:	/s/ Michael Poutre
	Name:	Michael Poutre
	Title:	Chief Executive Officer